Exhibit 99.B(h)(2)(f)

AMENDMENT No. 5

to

ADMINISTRATION GREEMENT

and

FUND ACCOUNTING AGREEMENT

AMENDMENT made as of August 24, 2016 to that certain to Administration and Fund Accounting Agreement entered into as of June 1, 2006, as amended (“Agreement”) by and among (i) Victory Portfolios, Victory Variable Insurance Funds, and Victory Portfolios II, each a Delaware statutory trust (each, a “Trust” and, together, the “Trusts”) on behalf of those investment company portfolios listed on Schedule D which may be amended from time to time (each, a “Fund” and, together, the “Funds”) in the case of both the Trusts and the Funds, individually and not jointly and (ii) Victory Capital Management Inc. (“VCM”), a New York corporation. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement

WHEREAS, VCM and the Trusts wish to enter into this Amendment to the Agreement to (1) add additional Funds to the terms of the Agreement, (2) update the fee schedule, and (3) revise the term of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, VCM and the Trusts hereby agree as follows:

1.                                      Schedule D to the Agreement is deleted in its entirety and replaced by the new Schedule D attached hereto.

2.                                      The Asset-Based Fees included on Schedule C to the Agreement are deleted in its entirety and replaced by the following:

Asset-Based Fees:

0.08% (8 basis points) of the first $15 Billion in aggregate net assets of all Funds; plus

0.05% (5 basis points) of aggregate net assets of all Funds from $15 Billion to $30 Billion; plus

0.04% (4 basis points) of aggregate net assets of all Funds in excess of $30 Billion

3.                                      The third sentence of Section 5(a) of the Agreement is deleted and replaced with the following:

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Unless otherwise terminated as provided herein, the current Rollover Period of the Agreement shall continue in effect through August 31, 2019.

4.                                      Section 5(d) of Agreement is deleted in its entirety and replaced with the following:

(d)                                 If this Agreement is terminated on or before August 31, 2019 for any reason, then the Trust(s) shall reimburse VCM as follows:

(1)                                 if the termination is before August 31, 2017, the full amount of any payment VCM makes to State Street Bank and Trust in connection with the termination of the Administration Agreement dated as of May 1, 2007, as amended, together with the novation of that agreement dated as of June 3, 2016, by and among State Street Bank and Trust Company, RS Investment Trust, Victory Portfolios, RS Variable Products Trust and Victory Variable Insurance Funds, each on behalf of those funds set forth on Appendix A of that Novation Agreement (together, the “State Street Agreements”);

(2)                                 if the termination occurs after August 31, 2017 but before August 31, 2018, two-thirds of the amount of any payment VCM makes to State Street Bank and Trust in connection with the termination of the State Street Agreement; and

(3)                                 if the termination occurs after August 31, 2018 but before August 31, 2019, one-third of the amount of any payment VCM makes to State Street Bank and Trust in connection with the termination of the State Street Agreement.

For avoidance of doubt, the amount of reimbursement provided above (a) is intended to compensate VCM for the out-of-pocket expenses that it incurred when it paid to State Street Bank and Trust Company an early termination fee on behalf of the funds set forth on Appendix A of Novation Agreement; and (b) shall be the obligation solely of the Funds set forth on Appendix A of the Novation Agreement, individually, and not jointly, in proportion of their relative net assets at the time any such reimbursement is made.

5.                                      Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.

6.                                      This Amendment shall become effective as of the date of conversion to Citi Fund Services of Ohio as sub-administrator, currently contemplated to occur on or about November 7, 2016.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

VICTORY PORTFOLIOS, on behalf of each Fund listed on Schedule A, individually and not jointly

By:	/S/ Christopher K. Dyer

Name:	Christopher K. Dyer
Title:	President

VICTORY VARIABLE INSURANCE FUNDS,on behalf of each Fund listed on Schedule A, individually and not jointly

By:	/S/ Christopher K. Dyer

Name:	Christopher K. Dyer
Title:	President

VICTORY PORTFOLIOS II, on behalf of each Fund listed on Schedule A, individually and not jointly

By:	/S/ Christopher K. Dyer

Name:	Christopher K. Dyer
Title:	President

VICTORY CAPITAL MANAGEMENT INC.

By:	/S/ Michael Policarpo

Name:	Michael Policarpo
Title:	Chief Financial Officer

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SCHEDULE D

TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT BETWEEN VCM, VICTORY PORTFOLIOS, VICTORY PORTFOLIOS II AND VICTORY VARIABLE INSURANCE FUNDS

Victory Portfolios

Victory Diversified Stock Fund

Victory Expedition Emerging Markets Small Cap Fund

Victory Floating Rate Fund

Victory Global Natural Resources Fund

Victory High Income Municipal Bond Fund

Victory High Yield Fund

Victory INCORE Fund for Income

Victory INCORE Investment Grade Convertible Fund

Victory INCORE Investment Quality Bond Fund

Victory INCORE Low Duration Bond

Victory INCORE Total Return Bond Fund

Victory Index 500 Fund

Victory Integrity Discovery Fund

Victory Integrity Mid-Cap Value Fund

Victory Integrity Small/Mid-Cap Value Fund

Victory Integrity Small-Cap Value Fund

Victory Munder Mid-Cap Core Growth Fund

Victory Munder Multi-Cap Fund

Victory Munder Small Cap Growth Fund

Victory National Municipal Bond Fund

Victory NewBridge Global Equity Fund

Victory NewBridge Large Cap Growth Fund

Victory Ohio Municipal Bond Fund

Victory RS Focused Opportunity Fund

Victory RS Global Fund

Victory RS Growth Fund

Victory RS Growth Opportunity Fund

Victory RS International Fund

Victory RS Investors Fund

Victory RS Large Cap Alpha Fund

Victory RS Mid Cap Growth Fund

Victory RS Partners Fund

Victory RS Science and Technology Fund

Victory RS Select Growth Fund

* Pending launch

Victory RS Small Cap Equity Fund

Victory RS Small Cap Growth Fund

Victory RS Value Fund

Victory Select Fund

Victory Sophus China Fund

Victory Sophus Emerging Markets Fund

Victory Sophus Emerging Markets Small Cap Fund

Victory Special Value Fund

Victory Strategic Allocation Fund

Victory Strategic Income Fund

Victory Sycamore Established Value Fund

Victory Sycamore Small Company Opportunity Fund

Victory Tax-Exempt Fund

Victory Trivalent Emerging Markets Small-Cap Fund

Victory Trivalent International Fund — Core Equity

Victory Trivalent International Small-Cap Fund

Victory Variable Insurance Funds

Victory High Yield VIP Series

Victory INCORE Investment Quality Bond VIP Series

Victory INCORE Low Duration Bond VIP Series

Victory RS International VIP Series

Victory RS Large Cap Alpha VIP Series

Victory RS Small Cap Growth Equity VIP Series

Victory S&P 500 Index VIP Series

Victory Sophus Emerging Markets VIP Series

Victory Variable Insurance Diversified Stock Fund

Victory Portfolios II

Victory CEMP Alternative Strategies Fund

Victory CEMP Commodity Enhanced Volatility Wtd Index Strategy Fund

Victory CEMP Commodity Volatility Wtd Index Strategy Fund

Victory CEMP Global High Dividend Defensive Fund

Victory CEMP International Enhanced Volatility Wtd Index Fund

Victory CEMP International Volatility Wtd Index Fund

Victory CEMP Long/Short Strategy Fund

Victory CEMP Market Neutral Income Fund

Victory CEMP US 500 Enhanced Volatility Wtd Index Fund

Victory CEMP US 500 Volatility Wtd Index Fund

Victory CEMP US EQ Income Enhanced Volatility Wtd Index Fund

* Pending launch

Victory CEMP US Large Cap High Dividend Volatility Wtd Fund*

Victory CEMP US Small Cap Volatility Wtd Index Fund

* Pending launch